UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

INTERNATIONAL FOOD PRODUCTS GROUP, INC.
(Exact name of Registrant as specified in its charter)
____________________

Nevada (State or other Jurisdiction of Incorporation or organization)	000-33251 (Commission File Number)	33-0903004 (IRS Employer I.D. No.)
___________________________

170 Newport Circle Drive, Suite 260
Newport Beach, CA 92660
(800) 941-2354
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

This Current Report on Form 8-K/A amends and restates the Registrant's Form 8-K filed on February 16, 2007. This filing adds section 9.01 and attaches a letter from Kelly & Company as Exhibit 16.1.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)
As of February 12, 2007, Kelly & Company of 3151 Airway Avenue, Suite E-1, Costa Mesa, California 92627, was dismissed by the Registrant as the auditor for the Registrant. The dismissal was recommended and approved by the board of directors of the Registrant on February 12, 2007. The Registrant does not have an audit or similar committee. Kelly & Company audited the Registrant's balance sheet as of June 30, 2006 and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 2006 (the “relevant audited period”) as well as other financial statements prior to the relevant audited period. Kelly & Company's report on the financial statements for the relevant audited period did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles; however, the report contained a modification paragraph that expressed substantial doubt about the Registrant's ability to continue as a going concern. There were no disagreements with Kelly & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Kelly & Company would have caused Kelly & Company to make reference to the matter in its report. There were no "reportable events" as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Registrant provided Kelly & Company with a copy of the disclosures the Registrant made herein in response to Item 304(a) of Regulation S-B. Kelly & Company wrote a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Registrant in response to Item 304(a). A copy of Kelly & Company's letter is attached hereto as an exhibit to this document.

(b) As of February 12, 2007, the Registrant engaged E. Randall Gruber & Co. of Lake St. Louis, Missouri, as the independent accountant for the Registrant to audit the Registrant's financial statements. Prior to engaging the new accountant, neither the Registrant nor any one on the Registrant's behalf consulted with the new accountant on any matter except to ascertain whether the accountant had the time and resources to accept the Registrant as a new client.

Item 9.01. Financial Statements and Exhibits.

Exhibit 16.1 Letter from Kelly & Company

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

Dated: February 23, 2007          By: /s/ Richard Damion
Richard Damion, CEO